UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2023

Clean Energy Special Situations Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40757	85-3501488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller

405 Lexington Avenue, 44th Floor

New York, New York 10174

(Address of Principal Executive Offices) (Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

SPRINGWATER SPECIAL SITUATIONS CORP.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one-half of one redeemable warrant	SWSSU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	SWSS	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share	SWSSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 2, 2023, each of Martin Gruschka, Ignacio Casanova, Angel Pendas and Eduardo Montes resigned from the Board of Directors of Springwater Special Situations Corp. (the “Company”) and from each officer position they may have held with the Company – Mr. Gruschka from the office of Chief Executive Officer, Mr. Casanova from the office of Chief Financial Officer, and Mr. Pendas from the office of Secretary. Such individuals’ resignations were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

At the same time as and in connection with the resignations described above, Raghunath Kilambi, 57, was elected Chief Executive Officer and Chief Financial Officer of the Company. Mr. Kilambi has served as a director of the Company since May 2023 and as an advisor to the Company from its initial public offering until May 2023. Mr. Kilambi is an experienced technology investor and entrepreneur with over 25 years of global business experience in public and private investments, building businesses and creating shareholder value. He has served as Chief Executive Officer of PowerTap Hydrogen Capital Corp. since May 2020 and is a co-founder and a member of the advisory board to Goal Acquisitions Corp. (Nasdaq: PUCK). He has helped raised over $1.5 billion of equity and debt capital for private and public companies in the USA and Canada and has been involved in many acquisitions and exits of companies. His experience includes operational management, financial reporting, corporate governance corporate finance, public offerings in USA, strategic acquisitions and investments, international business development, merchant banking and corporate restructuring in sectors including technology and clean technology. Mr. Kilambi served as Vice Chairman and Chief Financial Officer of ConversionPoint Technologies from December 2017 to January 2020. ConversionPoint was sold in two transactions to a private equity-backed group and a strategic buyer. Mr. Kilambi has also been the principal of Kirarv Capital, a technology investment firm, since June 2009. Previously, from 1998 to 2001, Mr. Kilambi was the Co-Founder, Chief Financial Officer and Chief Strategy Officer of FutureLink Corp., a leading first-generation VC-backed cloud computing technology company that grew from a startup to over $100 million in annualized revenues.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 2, 2023, the Company filed an amendment to its Amended and Restated Certificate of Incorporation, as amended, changing the name of the Company from “Springwater Special Situations Corp.” to “Clean Energy Special Situations Corp.” A copy of such amendment is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
3.1	Amendment to the Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2023

CLEAN ENERGY SPECIAL SITUATIONS CORP.

By:	/s/ Raghunath Kilambi
Name:	Raghunath Kilambi
Title:	Chief Executive Officer

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